EXHIBIT 1.A(8)(b)(xxxvi)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

WHEREAS, the funding vehicles for Contracts are listed in Schedule D of the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedules A, C and D amended Schedules A, C and D in the form attached hereto.

Executed this 23rd day of April, 2001.

Security Life of Denver Insurance Company	Variable Insurance Products Fund

BY:	/s/ Jim Livingston	BY:	/s/ Robert C. Pozen
	Jim Livingston		Robert C. Pozen
	Executive Vice President		Senior Vice President
Fidelity Distributors Corporation

		BY:	/s/ Mike Kellogg
Mike Kellogg
Vice President

Amendment to Participation Agreement                   1

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and	Contracts Funded
Date of Established by Board of Directors	By Separate Account

Security Life Separate Account A1 (November 3, 1993)	The Exchequer Variable Annuity (Flexible Premium Deferred Combination Fixed and Variable Annuity Contract)

Security Life Separate Account L1 (November 3, 1993)
  FirstLine Variable Universal Life
  Strategic Advantage Variable Universal Life
  FirstLine II Variable Universal Life
  Strategic Advantage II Variable Universal Life
  Variable Survivorship Universal Life
  Corporate Benefits Variable Universal Life
  Strategic Benefit Variable Universal Life
  Estate Designer Variable Universal Life (Joint and Survivor)
  Asset Portfolio Manager Variable Universal Life

Security Life Separate Account SLDM1 (September 11, 2000)	Magnastar Private Placement Variable Universal Life

Security Life Separate Account SLDM2 (September 11, 2000)

Security Life Separate Account SLDF1 (September 11, 2000)	PeakPlus Private Placement Variable Universal Life

Security Life Separate Account SLDF2 (September 11, 2000)

Security Life Separate Account SLDF3 (September 11, 2000)

Security Life Separate Account SLDF4 (September 11, 2000)

Security Life Separate Account SLDF5 (September 11, 2000)

Amendment to Participation Agreement                2

Schedule C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company (not all funds/portfolios are available in all products):
AIM VI Capital Appreciation Portfolio AIM VI Government Securities Portfolio
Alger American MidCap Growth Portfolio Alger American Small Capitalization Portfolio Alger American Growth Portfolio Alger American Leveraged Allcap Portfolio
Fidelity Investments Variable Insurance Products Fund II Asset Manager Portfolio Index 500 Portfolio
GCG Trust
     Equity Income Portfolio
     Growth Portfolio
     Hard Assets Portfolio
     Limited Maturity Bond Portfolio
     Liquid Asset Portfolio
     Mid-Cap Growth Portfolio
     Research Portfolio
     Total Return Portfolio
Fully Managed Portfolio
INVESCO VIF High Yield Fund INVESCO VIF Equity Income Fund INVESCO VIF Total Return Fund INVESCO VIF Utilities Fund INVESCO VIF Small Company Growth Fund
Janus Aspen Series Growth Portfolio Aggressive Growth Portfolio International Growth Portfolio Worldwide Growth Portfolio
Merrill Lynch Balanced Capital Focus Fund Basic Value Focus Fund Global Growth Focus Fund Index 500 Fund Small Cap Value Focus Fund

Amendment to Participation Agreement                   3

M Fund, Inc. Brandes International Equity Fund Clifton Enhanced U. S. Equity Fund Frontier Capital Appreciation Fund Turner Core Growth Fund
Neuberger Berman Growth Portfolio Neuberger Berman Limited Maturity Bond Portfolio Neuberger Berman Partners Portfolio
Pilgrim Variable Products Trust Growth Opportunities Portfolio MagnaCap Portfolio MidCap Opportunities Portfolio SmallCap Opportunities Portfolio
putnam Variable Trust New Opportunities Fund Voyager Fund Growth and Income Fund SmallCap Value Fund
Van Eck Worldwide Insurance Trust Bond Fund Emerging Markets Fund Hard Assets Fund Real Estate Fund

Amendment to Participation Agreement                   4

Schedule D

Portfolio of the Fund available as funding vehicles under the Contracts:

Initial Class Shares Growth Portfolio Money Market Portfolio Overseas Portfolio
Service Class Shares* Growth Portfolio Overseas Portfolio
* for the following Contracts only: Strategic Benefit Asset Portfolio Manager

Amendment to Participation Agreement                   5